Exhibit 10.7

Amendment No. 9

TO THE A330/A340 PURCHASE AGREEMENT

dated as of November 24, 1998

between

AVSA, S.A.R.L.,

and

US AIRWAYS GROUP, INC.

This Amendment No. 9 (hereinafter referred to as the “Amendment”) entered into as of January     , 2005 by and between AVSA, S.A.R.L., a société à responsabilité limitée organized and existing under the laws of the Republic of France, having its registered office located at 2, Rond Point Maurice Bellonte, 31700 Blagnac, France (hereinafter referred to as the “Seller”), and US Airways Group, Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America, having its executive offices located at 2345 Crystal Drive, Arlington, VA 22227, U.S.A. (hereinafter referred to as the “Buyer”);

WITNESSETH :

WHEREAS, the Buyer and the Seller entered into an Airbus A330/A340 Purchase Agreement, dated as of November 24, 1998, relating to the sale by the Seller and the purchase by the Buyer of certain Airbus A330 and A340 model aircraft (the “Aircraft”), which agreement, together with all Exhibits, Appendices and Letter Agreements attached thereto and as amended by Amendment No.1 dated as of March 23, 2000, Amendment No. 2 dated as of June 29, 2000, Amendment No. 3 dated as of November 27, 2000, Amendment No. 4 dated as of September 20, 2001, Amendment No. 5 dated as of July 17, 2002, Amendment No. 6 dated as of March 29, 2003, Amendment No. 7 dated as of August 30, 2004 and Amendment No. 8 dated as of December 22, 2004 is hereinafter called the “Agreement”; and

WHEREAS, the Seller’s Affiliate is the holder of one or more Secured Notes (as defined in the Indenture) issued pursuant to the Trust Indenture and Mortgage dated as of January 31, 2002 between the Buyer and U.S. Bank, National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association, the “Trustee”) (as amended, supplemented or otherwise modified as of the date hereof, the “Indenture”); and

WHEREAS, US Airways, Inc. has paid a portion equal to US Dollars—three million ($3,00,000) of the payment (the “December Payment”) that was due and owing under the Indenture on December 1, 2004, in respect of such Secured Notes, as provided in the Omnibus Amendment 2 dated as of December 17, 2004 between US Airways, Inc. and the Trustee (“Omnibus Amendment 2”); and

WHEREAS, the balance of the December Payment (the “Deferred Portion”) was deferred as provided in Omnibus Amendment 2; and;

WHEREAS, the Buyer has requested, and the Seller, has agreed, on the terms and conditions set forth in this Amendment, to adjust certain provisions of the Agreement as set forth herein. ;

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

Capitalized terms used herein and not otherwise defined in this Amendment will have the meanings assigned to them in the Agreement. The terms “herein,” “hereof,” and hereunder and words of similar import refer to this Amendment.

1.	CREDIT REDUCTION

The Buyer hereby requests and the Seller agrees to reduce the remaining outstanding balance of the credit described in Paragraph 4 of Amendment No. 7 to the Agreement by an amount equal to US dollars – five hundred thousand (US$500,000) Accordingly, the balance of such credit as of the date hereof is reduced to zero.

2.	PAYMENT IN RESPECT OF THE BALANCE OF DECEMBER PAYMENT

In consideration of the reduction specified in Paragraph 1, the Seller shall pay to the Buyer US dollars – five hundred thousand (US$500,000). Such amount shall be paid to the Buyer immediately after (i) the court approval referred to in Paragraph 3 is obtained and (ii) payment of the Deferred Portion together with all accrued interest, including interest at the Past Due Rate (as such term is defined in the Indenture) is made by the Buyer.

The amount to be paid by the Seller to the Buyer pursuant to this Paragraph 2 shall be paid to the account of the Buyer by wire transfer of immediately available funds at:

*** Redacted ***

Any taxes imposed on any payment to be made by the Seller hereunder shall be for the account of the Buyer. If under any applicable law, the Seller is required to withhold U.S. federal income taxes from any payment to be made by it hereunder, the Buyer agrees that the Seller may withhold from each such payment withholding taxes at the appropriate rate under law.

3.	COURT APPROVAL

The parties acknowledge and agree that the effectiveness of this Amendment is subject to and expressly conditioned upon the approval of the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (the “Court”) in the pending bankruptcy proceedings of US Airways, Inc., et al, as debtors (Case No. 04-13819) (“the Chapter 11 Case”). A motion for such approval shall be submitted by the Buyer as soon as practicable following the execution hereof and in any event within the period required in order that such motion may be heard at the Omnibus Hearing currently scheduled for January 27, 2005. The Buyer shall, in addition, use commercially reasonable efforts to permit this Amendment and any related documents to be filed in redacted form in a manner satisfactory to the parties and consistent with previously filed redacted documents.

4.	EFFECT OF AMENDMENT

Subject to receipt of Court approval, as required by Paragraph 3 above, the provisions of this Amendment shall constitute a valid amendment to the Agreement and the Agreement will be deemed to be amended to the extent herein provided. This Amendment supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment.

Both parties agree that this Amendment will constitute an integral, non-severable part of said Agreement, and that this Amendment will be governed by the provisions of said Agreement, except that if the Agreement and this Amendment have specific provisions that are inconsistent, the specific provisions contained in this Amendment will govern.

Both parties agree that neither this Amendment nor the approval thereof, as provided in Paragraph 3 above, shall constitute an assumption of the Agreement or the Amendment under section 365 (a) of the Bankruptcy Code or otherwise in the Buyer’s pending bankruptcy proceedings, and nothing contained herein shall be construed to constitute such an assumption, and the Buyer reserves all of its rights in such regard.

5.	GOVERNING LAW

THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PERFORMANCE OF THIS AMENDMENT WILL BE DETERMINED ALSO IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HEREBY ALSO AGREE THAT THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS WILL NOT APPLY TO THIS TRANSACTION.

6.	CONFIDENTIALITY

In addition to the confidentiality provisions of Clause 22.4 of the Agreement, the Buyer and the Seller agree that the Buyer may disclose the terms and conditions of this Amendment in connection with the court approvals provided for in Paragraph 3 above and to the parties to that ATSB loan agreement dated as of March 31, 2003, as amended, the Unsecured Creditors Committee in the Chapter 11 Case, any prospective lender to and/or equity investor in Buyer and their respective financial advisors and legal counsel; provided, however, that such parties agree to hold the terms and conditions of this Amendment confidential.

7.	COUNTERPARTS

This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

If the foregoing correctly sets forth our understanding, please execute this Amendment in the space provided below, whereupon, as of the date first above written, this Amendment will constitute part of the Agreement.

Agreed and accepted	Yours sincerely,

US AIRWAYS GROUP, INC.	AVSA, S.A.R.L.

By:	By:

Its:	Its: